                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our reports dated January
31, 2003,  with respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variable Annuity Account XIV - SecureDesigns Variable Annuity,  AdvanceDesignsSM
Variable  Annuity,  Security  Benefit  Advisor  Variable  Annuity,  and Variable
Annuity of Security Benefit Life Insurance  Company,  included in Post-Effective
Amendment No. 5 to the  Registration  Statement under the Securities Act of 1933
(No.  333-41180)  and Amendment No. 9 to the  Registration  Statement  under the
Investment  Company  Act of 1940  (No.  811-10011)  on Form N-4 and the  related
Statement  of  Additional   Information   accompanying   the   Prospectuses   of
SecureDesigns   Variable  Annuity,   AdvanceDesignsSM   Variable  Annuity,   AEA
Valuebuilder  Variable Annuity,  Security Benefit Advisor Variable Annuity,  and
Variable Annuity of Security Benefit Life Insurance Company.

                                                         /s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2003